Exhibit 1.1 EXECUTION VERSION

MACQUARIE INFRASTRUCTURE CORPORATION

1,900,000 Shares

UNDERWRITING AGREEMENT

May 27, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (the “Selling Shareholder”), proposes to sell 1,900,000 shares of common stock, par value $0.001 per share (the “Firm Shares”), of Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”) to J.P. Morgan Securities LLC (the “Underwriter”) pursuant to this Underwriting Agreement (this “Agreement”). In addition, the Selling Shareholder proposes to grant to the Underwriter the option to purchase up to 285,000 additional shares of common stock on the terms set forth in Section 3 herein (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This Agreement is to confirm the agreement concerning the purchase of the Shares from the Selling Shareholder by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 (File No. 333-187794), relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Underwriter. As used in this Agreement:

(i) “Applicable Time” means the Applicable Time specified on Schedule 4 hereto;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) that is listed on Schedule 3 hereof;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 4 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for inclusion therein, which information is specified in Section 10(f).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for inclusion therein, which information is specified in Section 10(f).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f) and (ii) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for inclusion therein, which information is specified in Section 10(f).

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with (i) written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 10(f) hereof and (ii) written information furnished to the Company by the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in Section 10(f) hereof.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule 3 hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j) The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has all power and authority to own or hold its properties and to conduct the business in which it is engaged. The Company does not own a majority of the capital stock of, or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 5 hereto (such subsidiaries listed on Schedule 5 hereto, the “Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(k) Each of the Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(l) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued and outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus. None of the outstanding shares of common stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company, if any. Except as disclosed in the Pricing Disclosure Package or the Prospectus and except for pledges of capital stock with respect to any debt disclosed in the Pricing Disclosure Package or the Prospectus, all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and the shares that are owned by the Company are so owned, directly or indirectly, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Shares to be sold by the Selling Shareholder to the Underwriter hereunder were duly authorized, validly issued and non-assessable, and the sale of such Shares will not be subject to any preemptive or similar rights.

(n) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges, encumbrances or defaults as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the sale of the Shares in the manner contemplated herein and in the Pricing Disclosure Package and Prospectus and the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby, except (i) for the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, (iii) such as have been or will be obtained, made, or waived on or prior to the applicable Delivery Date, or (iv) those required by the Financial Industry Regulatory Authority (“FINRA”).

(q) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Securities Act.

(r) Since the date of the most recent audited financial statements of the Company included in or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any event or development in respect of the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries taken as a whole, that, in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus.

(s) The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as disclosed in the Pricing Disclosure Package and the Prospectus).

(t) KPMG LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries and of IMTT Holdings Inc. (“IMTT”) and its consolidated subsidiaries, whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(u) The statistical and market-related data included in the Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(v) The Company is not as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(x) Except as described in the most recent Preliminary Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(y) Except as would not reasonably be expected to result in a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries have filed, taking into account extensions, any and all tax returns required to be filed by them under applicable law. Neither the Company nor any of its Subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Except as disclosed in the Pricing Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which any of its properties is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to use their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except to the extent such renewals would not reasonably be expected to have a Material Adverse Effect.

(dd) Except as disclosed in the most recent Preliminary Prospectus or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets and other legally recognized forms of intellectual property necessary for the conduct of their respective businesses, and (ii) the Company is not aware that the conduct of their respective businesses will infringe or misappropriate with, and have not received any written notice of any claim of infringement or misappropriation with, any such rights of others.

(ee) Except as disclosed in the most recent Preliminary Prospectus, the Company and each of its Subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as such relates to the exposure of hazardous substances), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries under the Environmental Laws and (B) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants.

(ff) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).

(ii) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(jj) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholder. The Selling Shareholder represents, warrants and agrees that:

(a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(b) The Selling Shareholder has, and immediately prior to the Delivery Date on which the Selling Shareholder is selling the Shares, the Selling Shareholder will have, good and marketable title to the Shares to be sold by the Selling Shareholder hereunder on the Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(c) Upon payment for the Shares to be sold by the Selling Shareholder, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares): (i) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares, and (ii) an action based on an adverse claim (within the meaning of Section 8-102 of the UCC) to the financial assets consisting of such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriter. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(d) The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(f) The sale of the Shares by the Selling Shareholder and the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Shareholder or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, except in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations or defaults as would not, in the aggregate, reasonably be expected to materially and adversely affect the sale of the Shares by the Selling Shareholder hereunder.

(g) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby, except (i) for the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, (iii) such as have been or will be obtained, made or waived or on prior to the Delivery Date or (iv) those required by FINRA.

(h) The information contained or incorporated by reference in (i) the Registration Statement and any amendment thereto, as of the Effective Date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (x) the Prospectus, as of its date and on the applicable Delivery Date, and (y) the Pricing Disclosure Package, as of the Applicable Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in the case of both clauses (i) and (ii) hereof, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Selling Shareholder furnished to the Company by the Selling Shareholder specifically for inclusion therein, which information is limited to the information set forth in Section 10(f).

(i) The Selling Shareholder is not prompted to sell Shares by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Shares.

(k) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any director, officer, agent, employee or other person acting on behalf of the Selling Shareholder, has in the course of its actions for, or on behalf of, the Selling Shareholder: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(l) The operations of the Selling Shareholder are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened.

(m) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any director, officer, agent or employee of the Selling Shareholder is (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria); and the Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to the Underwriter.

3. Purchase of the Shares by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Shareholder agrees to sell 1,900,000 Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares.

In addition, the Selling Shareholder grants to the Underwriter an option to purchase up to 285,000 additional Option Shares. Such options are exercisable as set forth in Section 5 hereof.

The price of the Firm Shares and Option Shares purchased by the Underwriter shall be $84.41 per Share.

The Selling Shareholder shall not be obligated to deliver any Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

4. Offering of the Shares by the Underwriter. Upon authorization by the Underwriter of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter, the Selling Shareholder and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the Underwriter for the account of the Underwriter against payment therefor of the aggregate purchase price of the Firm Shares being sold by the Selling Shareholder to or upon the order of the Selling Shareholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholder. The Selling Shareholder shall deliver the Firm Shares through the facilities of DTC unless the Underwriter shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Shareholder by the Underwriter; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the options are being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Selling Shareholder and payment for the Option Shares by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter, the Selling Shareholder and the Company. On the Option Shares Delivery Date, the Selling Shareholder shall deliver or cause to be delivered the Option Shares to the Underwriter for the account of the Underwriter against payment therefor of the aggregate purchase price of the Option Shares being sold by the Selling Shareholder to or upon the order of the Selling Shareholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholder. The Selling Shareholder shall deliver the Option Shares through the facilities of DTC unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company, the Selling Shareholder and the Underwriter. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and, at the request of the Underwriter to furnish it with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein;

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available by EDGAR, any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, with the approval of the Underwriter which approval shall not be unreasonably withheld or delayed, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(v) During such period as the Underwriter is required to deliver a prospectus in connection with the offering contemplated hereby, prior to filing with the Commission of any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Company promptly after having been given notice of the proposed filing; provided that, consent of the Underwriter to the filing shall not be required if such filing is, in the judgment of counsel to the Company, required by law;

(vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its reasonable request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with (a) written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f) or (b) written information furnished to the Company by the Selling Shareholder specifically for inclusion therein, which information is specified in Section 10(f);

(viii) As soon as practicable after the Effective Date to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder;

(ix) From time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities and Blue Sky laws of Canada and such other jurisdictions as the Underwriter may reasonably request and to continue such qualification in effect for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by the Company or any person in privity with the Company of) any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company or sell or grant options, rights or warrants with respect to any shares of common stock of the Company or securities convertible into or exercisable or exchangeable for shares of common stock of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of common stock of the Company or securities convertible, exercisable or exchangeable into shares of common stock of the Company or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter. The foregoing sentence shall not apply to (a) the shares of common stock to be sold hereunder, (b) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any shares of common stock, restricted stock units or any securities convertible into or exercisable or exchangeable for shares of common stock issued or options to purchase shares of common stock granted pursuant to any existing employee benefit plans, director stock plan or dividend reinvestment plan of the Company, (d) any sales of shares of common stock to an officer of the Company, a stockholder of the Selling Shareholder or an affiliate of the Selling Shareholder, provided that such transferee has executed a lock-up agreement substantially in the form of Exhibit A hereto at or before the time of the transfer, (e) issuances of shares of common stock to the Selling Shareholder in connection with the investment by the Selling Shareholder of fees to which the Selling Shareholder is entitled in accordance with the Company’s management services agreement with the Selling Shareholder (the “MSA”), (f) the filing of a registration statement or prospectus supplement in compliance with the request of the Selling Shareholder pursuant to terms of that certain Amended and Restated Registration Rights Agreement dated May 21, 2015 between the Company and the Selling Shareholder, (g) any shares of common stock issued in connection with the Company’s Direct Stock Purchase and Dividend Reinvestment Program Prospectus filed with the Commission on May 21, 2015, as amended or supplemented, (h) shares of common stock (or securities convertible into or exchangeable for shares of common stock) issued in connection with the bona fide strategic acquisition of assets, a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business, provided that the aggregate number of shares of common stock issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for shares of common stock under this clause (h) shall not exceed (x) 5.0% of the total number of shares of common stock issued and outstanding as of the date of such acquisition or joint venture agreement, as the case may be, and (y) the recipient of such shares of common stock or any securities convertible into or exchangeable for shares of common stock shall have executed and delivered to the Underwriter a lock-up agreement substantially in the form of Exhibit A hereto or (i) any registration statement on Form S-8 under the Securities Act or on Form S-4 under the Securities Act or any amendments thereto; and

(xi) On behalf of the Underwriter, to cause each officer or director of the Company set forth on Schedule 2 hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(b) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Shareholder. The Selling Shareholder agrees:

(a) During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by the Selling Shareholder or any person in privity with the Selling Shareholder of) any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company (other than the Shares), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock of the Company or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of common stock of the Company or securities convertible, exercisable or exchangeable into shares of common stock of the Company or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter; notwithstanding the foregoing, the Selling Shareholder shall be permitted to sell or otherwise transfer (A) shares of common stock to (i) an officer of the Company, (ii) a stockholder of the Selling Shareholder, or (iii) an affiliate of the Selling Shareholder, provided in each case such transferee has executed a lock-up agreement substantially in the form of Exhibit A hereto at or before the time of the transfer, and (B) shares of common stock issued to the Selling Shareholder on or after January 1, 2015 in connection with the investment by the Selling Shareholder of fees to which the Selling Shareholder is entitled in accordance with the MSA;

(b) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter or any person acting on behalf of either of them) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares; and

(c) To deliver to the Underwriter prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person);

8. Expenses.

(a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (v) the filing fees incident to securing any required review by the FINRA of the terms of sale of the Shares (including reasonable related fees and expenses of counsel to the Underwriter); (vi) the listing of the Shares on the New York Stock Exchange and/or any other exchange; (vii) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (viii) [reserved]; (ix) [reserved]; (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; and (xi) the reasonable fees and disbursements of one counsel to the Selling Shareholder in accordance with the terms of the Amended and Restated Registration Rights Agreement, between the Company and the Selling Shareholder, dated May 21, 2015; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter. The provisions of this subsection (a) shall not affect any agreement that the Company and the Selling Shareholder have made or may make for the sharing of such costs and expenses.

(b) The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement including, without limitation, any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares by the Selling Shareholder to the Underwriter, except as specifically provided in Section 8(a) above. The provisions of this subsection (b) shall not affect any agreement that the Company and the Selling Shareholder have made or may make for the sharing of such costs and expenses.

9. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy when made and on each Delivery Date, of the representations and warranties of each of the Company and the Selling Shareholder contained herein, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Shearman & Sterling LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter and the Selling Shareholder, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) White & Case LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1.

(e) Michael Kernan, Esq., General Counsel for the Company, shall have furnished to the Underwriter his written opinion addressed to the Underwriter, and dated such Delivery Date, in the form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-2.

(f) Nathan C. Nelson, General Counsel of HGC Holdings LLC, shall have furnished to the Underwriter his written opinion, as counsel to HGC Holdings LLC and The Gas Company, LLC, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-3.

(g) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriter its written opinion, as counsel to the Selling Shareholder, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-4.

(h) The Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP (i) a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information relating to the Company and its consolidated subsidiaries and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information relating to IMTT and its consolidated subsidiaries and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letters of KPMG LLP referred to in the preceding paragraph (i) and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Underwriter letters (the “bring-down letters”) of such accountants, addressed to the Underwriter and dated such Delivery Date in each case (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of each bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of each bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(k) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that, to their knowledge, after reasonable investigation:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) Subsequent to the dates of the most recent financial statements in the most recent Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries, taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus.

(l) The Selling Shareholder shall have furnished to the Underwriter on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(m) Since the date of the last audited financial statements of the Company included in or incorporated by reference in the most recent Preliminary Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus, the effect of which, in any such case is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, as to make it, in the judgment of the Underwriter impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) The New York Stock Exchange shall have approved the Shares for listing.

(p) The Lock-Up Agreements between the Underwriter and the persons set forth on Schedule 2, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Selling Shareholder and the Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Selling Shareholder or the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto including any “road show” that is a written communication within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Selling Shareholder or the Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and shall reimburse the Selling Shareholder and the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Selling Shareholder, Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning the Selling Shareholder or the Underwriter furnished to the Company (i) by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f) and (ii) by the Selling Shareholder specifically for inclusion therein, which information is specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Selling Shareholder, the Underwriter or to any affiliate, director, officer, employee or controlling person of the Underwriter.

(b) The Selling Shareholder shall indemnify and hold harmless the Company, its directors and officers, the Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “free writing prospectus” (as defined in Rule 405 under the Securities Act), prepared by or on behalf of the Selling Shareholder or used or referred to by the Selling Shareholder in connection with the offering of the Shares in violation of Section 7(b) (a “Selling Shareholder Free Writing Prospectus”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Selling Shareholder furnished to the Company by the Selling Shareholder, specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Selling Shareholder may otherwise have to the Company, the Underwriter or any affiliate, director, officer, employee or controlling person of the Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, the Selling Shareholder, their respective directors, officers and employees, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Shareholder or any such director, officer, employee or controlling person of the Company or the Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Shareholder or any such director, officer, employee or controlling person of the Company or the Selling Shareholder.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time after notice of the institution of such action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party and in the judgment of counsel to the indemnified party it is advisable to employ separate counsel or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties except as provided in the preceding sentence. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle and the terms of such settlement.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriter from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriter with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriter, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Shareholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except to the same extent as specifically provided in Section 10(d) above).

(f) The Underwriter confirms that the statements regarding delivery of Shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the first two paragraphs under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids,” in the most recent Preliminary Prospectus and the Prospectus are correct and the Underwriter, the Selling Shareholder and the Company acknowledge that such information constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto. The Selling Shareholder confirms that the statements set forth in the beneficial ownership table (including the footnotes thereto) in the most recent Preliminary Prospectus and the Prospectus under the caption “Selling Shareholder” are correct and the Selling Shareholder, the Company and the Underwriter acknowledge and agree that such information constitutes the only information concerning the Selling Shareholder furnished in writing to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

(g) The liability of the Selling Shareholder under this Section 10 shall not exceed the amount equal to the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of Shares by the Selling Shareholder pursuant to this Agreement.

11. [Reserved].

12. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Shareholder prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(m) and 9(n) shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

13. Reimbursement of Underwriter’s Expenses. If (a) the Selling Shareholder shall fail to tender the Shares for delivery to the Underwriter for any reason or (b) the Underwriter shall decline to purchase the Shares because any condition to the obligations of the Underwriter set forth in Section 9 hereof is not satisfied or because of any termination due to any of the events described in Sections 9(m) and 9(n) hereof, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand and presentation of reasonable supporting documentation the Company shall pay the full amount thereof to the Underwriter.

14. Research Analyst Independence. The Company and the Selling Shareholder acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholder by the Underwriter’s investment banking divisions. The Company and the Selling Shareholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company and the Selling Shareholder acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, the Selling Shareholder and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company or the Selling Shareholder, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or the Selling Shareholder shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its respective affiliates may have interests that differ from those of the Company and the Selling Shareholder. The Company and the Selling Shareholder hereby waive any claims that the Company or the Selling Shareholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Kernan, Esq. (Fax: 212-231-1828) and by email to michael.kernan@macquarie.com; and

(c)  if to the Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Kernan, Esq. (Fax: 212-231-1828) and by email to michael.kernan@macquarie.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of each of the Company and the Selling Shareholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the respective directors, officers and employees of each of the Company and the Selling Shareholder and each person, if any, who controls either the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Shares shall be deemed to be a successor solely by reason of such purchase.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

21. Waiver of Jury Trial. The Company, the Selling Shareholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

By:	/s/ Todd Weintraub
Name: Todd Weintraub
Title: Chief Financial Officer

MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

By:	/s/ Michael Kernan
Name: Michael Kernan
Title: Assistant Secretary

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu

Authorized Representative

SCHEDULE 1

[Reserved]

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Martin Stanley

Norman H. Brown, Jr.

George W. Carmany, III

H.E. (Jack) Lentz

William H. Webb

Ouma Sananikone

Officers

James Hooke

Todd Weintraub

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE 4

ORALLY CONVEYED PRICING INFORMATION

Number of Shares: 1,900,000 Shares

Price to the Public: Price per share of the Shares paid by each applicable investor

Applicable Time: 4:55 p.m. (New York City time) on May 27, 2015

SCHEDULE 5

SIGNIFICANT SUBSIDIARIES

Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)

Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)

MIC Ohana Corporation

Macquarie Terminal Holdings LLC

MCT Holdings LLC

IMTT-Bayonne

IMTT Holdings LLC

International Tank Bayonne, Inc.

International Tank Terminals, LLC

International-Matex Tank Terminals